Exhibit 10.2

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of March 30, 2026, by and among Crown Reserve Acquisition Corp. I, a Cayman Islands exempted company (“SPAC”), Carvix, Inc., a Delaware corporation (the “Company”) and the undersigned stockholders (each, a “Written Consent Party” and, collectively, the “Written Consent Parties”) of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof, concurrently with the execution and delivery of this Agreement, SPAC, Crown Reserve Merger Sub Inc., a Delaware corporation and a direct, wholly owned Subsidiary of SPAC (“Merger Sub”), and the Company are entering into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of SPAC (the “Business Combination”);

WHEREAS, each Written Consent Party is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such Company Securities as are set forth on Schedule A attached hereto opposite the name of such Written Consent Party;

WHEREAS, each of SPAC, the Company and each Written Consent Party has determined that it is in its best interests to enter into this Agreement;

WHEREAS, each Written Consent Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Written Consent Party’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC intends to file with the SEC a registration statement on Form S-4 in connection with the matters set forth in Section 7.02(a) of the Business Combination Agreement (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Written Consent Party is a venture capital, private equity or angel fund, no portfolio company of such Written Consent Party will be deemed an Affiliate of such Written Consent Party; provided further that neither the Company nor any Company Subsidiary will be deemed an Affiliate of any Written Consent Party).

“Company Securities” means, collectively, any shares of Company Stock, any Company Convertible Securities, and any options to acquire shares of Company Stock, whether now owned or hereafter acquired by any Written Consent Party hereto.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding (a) entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby, and (b) the exercise of options or warrants to acquire shares of Company Stock in accordance with their terms.

2. Agreement to Retain the Company Securities.

2.1  No Transfer of Company Securities. Until the Expiration Time, each Written Consent Party agrees not to, other than as expressly required by the Business Combination Agreement (a) Transfer any Company Securities, (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (c) enter into any swap or other arrangement the primary purpose or effect of which is the transfer to another, in whole or in part, any of the economic consequences of ownership of any Company Securities held by such Written Consent Party in a manner that would reasonably be expected to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby, (d) establish or increase a put position or liquidate or decrease a call or equivalent position with respect to any Company Securities held by such Written Consent Party where such action would reasonably be expected to have the same effect as a Transfer of such Company Securities, or (e) publicly announce any intention to effect any transaction specified in clauses (a), (b), (c) or (d); provided, that any Written Consent Party may Transfer any such Company Securities to any Affiliate of such Written Consent Party, or if such Written Consent Party is a natural person, to immediate family or a trust for the benefit of immediate family for estate planning purposes, if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to each of SPAC and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Written Consent Party.

2.2  Additional Company Securities. Until the Expiration Time, each Written Consent Party agrees that any Company Securities that such Written Consent Party purchases or otherwise hereinafter acquires (including as a result of the exercise of any Company Option or Company Warrant) or with respect to which such Written Consent Party otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Written Consent Party as of the date hereof.

2.3  Prohibited Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Agreement to Consent and Approve.

3.1  Hereafter until the Expiration Time, each Written Consent Party agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a) within five (5) business days of the Registration Statement being declared effective by the SEC, such Written Consent Party shall execute and deliver a written consent, substantially in the form attached as Exhibit B to the Business Combination Agreement (the “Stockholder Written Consent”), which consent shall approve the Business Combination Agreement, the Merger and the other Transactions. Following such execution and delivery, each Written Consent Party hereby agrees that it will not revoke, withdraw or repudiate the Stockholder Written Consent. The Stockholder Written Consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable; and

(b) at the Closing, the Written Consent Parties shall execute and deliver the Investor Rights Agreement, substantially in the form attached as Exhibit A to the Business Combination Agreement.

Hereafter until the Expiration Time, and subject to Section 2 hereof, no Written Consent Party shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Written Consent Party’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2  Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote, consent or approval of the holders of the outstanding shares of Company Stock, each Written Consent Party shall (a) vote (or cause to be voted) all shares of Company Stock currently or hereinafter owned by such Written Consent Party (i) in favor of the Merger and the other Transactions, (ii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Business Combination Agreement and the Transactions), (iii) against any proposal in opposition to approval of the Business Combination Agreement or in competition with or inconsistent with the Business Combination Agreement or the Transactions, and (iv) against any proposal, action or agreement that would (A) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or (B) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled, and (b) not commit or agree to take any action inconsistent with the foregoing.

3.3  Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Written Consent Party’s vote, consent or other approval (including by written consent) is sought, such Written Consent Party shall vote (or cause to be voted) all Company Securities (to the extent such Company Securities are then entitled to vote thereon), currently or hereinafter owned by such Written Consent Party against and withhold consent with respect to any Alternative Transaction (as defined below). No Written Consent Party shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Additional Agreements.

4.1  Litigation. Each Written Consent Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action, in each case knowingly and knowingly and voluntarily, with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Business Combination Agreement; provided, however, that nothing in this Section 4.1 shall prohibit any Written Consent Party from bringing or participating in any claim (i) for fraud, (ii) based on intentional misrepresentation, or (iii) arising from any disclosure made in the Registration Statement or other filings required under applicable securities Laws, or any other claim that may not be waived under applicable Law.

4.2  Consent to Disclosure. Each Written Consent Party hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Written Consent Party’s identity and beneficial ownership of Company Securities and the nature of such Written Consent Party’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Company Stockholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.3  Confidentiality. Until the Expiration Time, each Written Consent Party will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective Subsidiaries, including the terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Written Consent Party in breach of this Section 4.3, (ii) is, was or becomes available to such Written Consent Party on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of such Written Consent Party, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company, or (iii) is or was independently developed by such Written Consent Party without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Written Consent Party gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Written Consent Party shall reasonably cooperate with such efforts at the expense of SPAC or the Company, as applicable). Notwithstanding the foregoing, a Written Consent Party may disclose such non-public information to its legal, financial, tax and other professional advisors, in each case on a need-to-know basis and subject to customary confidentiality obligations.

5. Representations and Warranties of the Written Consent Parties. Each Written Consent Party hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1  Due Authority. Such Written Consent Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Written Consent Party is an individual, the signature to this agreement is genuine and such Written Consent Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Written Consent Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Written Consent Party, enforceable against such Written Consent Party in accordance with its terms, except as limited by applicable Remedies Exceptions.

5.2  Ownership of the Company Securities. As of the date hereof, such Written Consent Party is the owner of the Company Securities set forth opposite such Written Consent Party’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such Written Consent Party’s voting rights, other than transfer restrictions under applicable securities laws or the certificate of incorporation or bylaws of the Company. Such Written Consent Party has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such Written Consent Party, and the power to agree to all of the matters applicable to such Written Consent Party set forth in this Agreement. As of the date hereof, such Written Consent Party does not own any Company Securities other than the Company Securities set forth opposite such Written Consent Party’s name on Schedule A. As of the date hereof, such Written Consent Party does not own any rights to purchase or acquire any Company Securities. The Written Consent Parties collectively beneficially own or control, and have the sole right to vote or direct the voting of, such number of shares of Company Stock as is sufficient to constitute the Requisite Company Stockholder Approval.

5.3  No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Written Consent Party does not, and the performance by such Written Consent Party of the obligations under this Agreement and the compliance by such Written Consent Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Written Consent Party, (ii) if such Written Consent Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or such Written Consent Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Written Consent Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Written Consent Party is a party or by which such Written Consent Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)  The execution and delivery of this Agreement by such Written Consent Party does not, and the performance of this Agreement by such Written Consent Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Written Consent Party, other than those set forth as conditions to closing in the Business Combination Agreement.

5.4  Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Written Consent Party after reasonable inquiry, threatened in writing against such Written Consent Party that would reasonably be expected to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5  Absence of Other Voting Agreement. Such Written Consent Party has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such Written Consent Party (other than as contemplated by this Agreement), (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such Written Consent Party (other than as contemplated by this Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

5.6  Adequate Information. Such Written Consent Party is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Written Consent Party has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Written Consent Party acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Written Consent Party acknowledges that the agreements contained herein with respect to the Company Securities held by such Written Consent Party are irrevocable.

6.  Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee or representative of any Written Consent Party from serving on the board of directors of the Company or any of its Subsidiaries or serve as an officer, employee or fiduciary of the Company or any of its Subsidiaries or from taking any action or refraining from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s or representative’s capacity as a director of the Company or any of its Subsidiaries or serving as an officer, employee or fiduciary of the Company or any of its Subsidiaries, including complying with such designee’s or representative’s fiduciary duties under applicable Law. Notwithstanding anything in this Agreement to the contrary, each Written Consent Party is entering into this Agreement solely in its capacity as the owner of such Written Consent Party’s Company Securities.

7.  Termination. This Agreement shall terminate, be of no further force or effect and be void ab initio upon the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 10 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

8.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Written Consent Party’s Company Securities. All rights, ownership and economic benefits of and relating to each Written Consent Party’s Company Securities shall remain fully vested in and belong to such Written Consent Party, and SPAC shall have no authority to direct any Written Consent Party in the voting or disposition of any of Company Securities except as otherwise provided herein.

9.  Exclusivity.

9.1  From the date of this Agreement and ending on the earlier of the Closing and the valid termination of the Business Combination Agreement, no Written Consent Party shall, and each Written Consent Party shall cause their Representatives acting on its behalf and within its reasonable control not to, directly or indirectly, knowingly (1) enter into, solicit, initiate, knowingly facilitate, knowingly encourage, or knowingly encourage any inquiries or proposals by, or participate in any negotiations with, or provide any information to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any (x) sale of 15% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, (y) sale of 15% or more of the outstanding capital stock of the Company or one or more Company Subsidiaries holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, or (z) merger, consolidation, liquidation, dissolution or similar transaction involving the Company or one or more of the Company Subsidiaries holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, in each case, other than with SPAC and its Representatives (an “Alternative Transaction”), (2) amend or grant any waiver or release under any standstill or similar agreement to which such Written Consent Party is a party with respect to any class of equity securities of the Company or any of the Company Subsidiaries in connection with any Alternative Transaction, (3) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction, (4) approve, endorse, recommend, execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction, or (5) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives acting on its behalf and within its reasonable control to take any such action.

9.2  If any Written Consent Party or any of their Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then such Written Consent Party shall promptly notify such person in writing that such Written Consent Party is subject to an exclusivity agreement with respect to the Alternative Transaction that prohibits them from considering such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 9 by a Written Consent Party’s Affiliates or Representatives acting on its behalf and within its reasonable control shall be deemed to be a breach of this Section 9 by such Written Consent Party.

10.  Miscellaneous.

10.1  Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith to replace such provision with a legal, valid and enforceable provision that, to the greatest extent possible, preserves the original intent and economic effect of such illegal, invalid or unenforceable provision, taking into account the applicable Law and the circumstances giving rise to such invalidity or unenforceability.

10.2  Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.3  Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 10.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 10.3 shall be void.

10.4  Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

10.5  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

10.6  Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized courier service guaranteeing overnight delivery, or by certified or registered mail, return receipt requested, postage prepaid, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i) if to SPAC or Merger Sub, to:

Crown Reserve Acquisition Corp. I
1202 Merry Water Drive

Lutz, FL 33548

Attention: Prashant Patel, Chief Executive Officer

Email: [***]

with a copies (which shall not constitute notice) to:

Whiteford Taylor & Preston LP

444 Madison Avenue, 4th Floor

New York, NY 10022

Attention: Rajiv Radia

Email: [***]

(ii) if to the Company, to:

Carvix, Inc.

21151 NW 2nd Ave
Miami, FL 33169

Attention: Carlos Hernandez, Chief Financial Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

2049 Century Park East, 18th Floor

Los Angeles, CA 90067

Attention: Nimish Patel; Blake Baron

Email: [***]

(iii) if to a Written Consent Party, to the address for notice set forth opposite such Written Consent Party’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

2049 Century Park East, 18th Floor

Los Angeles, CA 90067

Attention: Nimish Patel; Blake Baron

Email: [***]

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

10.7  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

10.8  WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the otherS hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.8.

10.9  Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

10.10  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.11  Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.12  Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Written Consent Party acknowledges that Mitchell Silberberg & Knupp LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and that such firm is not acting as counsel to any Written Consent Party.

10.13  Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

10.14  Further Assurances. At the reasonable request of SPAC or the Company, in the case of any Written Consent Party, or at the reasonable request of the Written Consent Parties, in the case of SPAC or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

10.15  Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.16  Several Liability. The liability of any Written Consent Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Written Consent Party be liable for any other Written Consent Party’s breach of such other Written Consent Party’s representations, warranties, covenants, or agreements contained in this Agreement.

10.17  No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

CROWN RESERVE ACQUISITION CORP. I

By:	/s/ Prashant Patel
Name:	Prashant Patel
Title:	Chief Executive Officer

Signature Page to

Stockholder Support Agreement

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

CARVIX, INC.

By:	/s/ Carlos Hernandez
Name:	Carlos Hernandez
Title:	Chief Financial Officer

Signature Page to

Stockholder Support Agreement

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

By:	/s/ Ramin Farahmand
Ramin Farahmand

 Signature Page to

Stockholder Support Agreement

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

By:	/s/ Amir Azarpad
Amir Azarpad

Signature Page to

Stockholder Support Agreement

SCHEDULE A

Written Consent Party	Address	Class/Series Securities	Number of Shares
Ramin Farahmand	[***]	Common Stock	4,850,000
Amir Azarpad	[***]	Common Stock	4,850,000